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                     [Simpson Thacher & Bartlett letterhead]



                                                              June 26, 2000


TD Waterhouse Group, Inc.
100 Wall Street
New York, New York 10005


Ladies and Gentlemen:

               We have acted as counsel to TD Waterhouse Group, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance of 32,850,000 shares of Common Stock (the "Shares"), par value $.01 per share (the "Common Stock"), of the Company pursuant to the 1999 TD Waterhouse Group, Inc. Stock Incentive Plan (the "Plan").

               We have examined the Registration Statement and the Plan, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

              In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

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                                                      TD Waterhouse Group, Inc.

                                                                  June 26, 2000

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               Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that (1) when the Board of Directors of the Company (the "Board") has taken all necessary corporate action to authorize and approve the issuance of the Shares and (2) upon issuance and delivery of the Shares in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

               We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

                We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                Very truly yours,

                                                /s/ SIMPSON THACHER & BARTLETT

                                                SIMPSON THACHER & BARTLETT